Exhibit 4.3

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                        COMDISCO HOLDING COMPANY, INC.

                                      AND

                                COMDISCO, INC.

                    11% SUBORDINATED SECURED NOTES DUE 2005

                            ______________________

                                   INDENTURE

                          Dated as of August 12, 2002

                            ______________________

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                    Trustee





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                            CROSS-REFERENCE TABLE*

 Trust Indenture
 Act Section                                                  Indenture Section

 310(a)(1)..................................................         7.10
      (a)(2)................................................         7.10
      (a)(3)................................................         N.A.
      (a)(4)................................................         N.A.
      (a)(5)................................................         7.10
      (b)...................................................         7.10
      (c)...................................................         N.A.
 311(a).....................................................         7.11
      (b)...................................................         7.11
      (c)...................................................         N.A.
 312(a).....................................................         2.05
      (b)...................................................        12.03
      (c)...................................................        12.03
 313(a).....................................................         7.06
      (b)(1)................................................        10.03
      (b)(2)................................................      7.06, 7.07
      (c)...................................................     7.06, 12.02
      (d)...................................................         7.06
 314(a).....................................................     4.03, 12.05
      (b)...................................................        10.02
      (c)(1)................................................        12.04
      (c)(2)................................................        12.04
      (c)(3)................................................         N.A.
      (d)................................................... 10.03, 10.04, 10.05
      (e)...................................................        12.05
      (f)...................................................         N.A.
 315(a).....................................................         7.01
      (b)...................................................     7.05, 12.02
      (c)...................................................         7.01
      (d)...................................................         7.01
      (e)...................................................         6.11
 316(a) (last sentence).....................................         2.09
      (a)(1)(A).............................................         6.05
      (a)(1)(B).............................................         6.04
      (a)(2)................................................         N.A.
      (b)...................................................         6.07
      (c)...................................................      2.12, 8.04
 317(a)(1)..................................................         6.08
      (a)(2)................................................         6.09
      (b)...................................................         2.04
 318(a).....................................................        12.01
      (b)...................................................         N.A.
      (c)...................................................        12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.
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
                                                TABLE OF CONTENTS

                                                                                                               Page


                                                      ARTICLE 1.
                                            DEFINITIONS AND INCORPORATION
                                                     BY REFERENCE

   Section 1.01.      Definitions.................................................................................1
   Section 1.02.      Other Definitions..........................................................................15
   Section 1.03.      Incorporation by Reference of Trust Indenture Act..........................................15
   Section 1.04.      Rules of Construction......................................................................15

                                                      ARTICLE 2.
                                                      THE NOTES

   Section 2.01.      Form and Dating............................................................................16
   Section 2.02.      Execution and Authentication...............................................................16
   Section 2.03.      Registrar and Paying Agent.................................................................17
   Section 2.04.      Paying Agent to Hold Money in Trust........................................................17
   Section 2.05.      Holder Lists...............................................................................18
   Section 2.06.      Transfer and Exchange......................................................................18
   Section 2.07.      Replacement Notes..........................................................................20
   Section 2.08.      Outstanding Notes..........................................................................21
   Section 2.09.      Treasury Notes.............................................................................21
   Section 2.10.      Temporary Notes............................................................................21
   Section 2.11.      Cancellation...............................................................................22
   Section 2.12.      Defaulted Interest.........................................................................22

                                                      ARTICLE 3.
                                              REDEMPTION AND PREPAYMENT

   Section 3.01.      Notices to Trustee.........................................................................22
   Section 3.02.      Selection of Notes to Be Redeemed or Repurchased...........................................22
   Section 3.03.      Notice of Redemption.......................................................................23
   Section 3.04.      Effect of Notice of Redemption.............................................................23
   Section 3.05.      Deposit of Redemption Price................................................................23
   Section 3.06.      Notes Redeemed in Part.....................................................................24
   Section 3.07.      Optional Redemption........................................................................24
   Section 3.08.      Mandatory Redemption.......................................................................24
   Section 3.09.      Offers to Repurchase by the Issuers........................................................25

                                                      ARTICLE 4.
                                                      COVENANTS

   Section 4.01.      Payment of Notes...........................................................................26
   Section 4.02.      Maintenance of Office or Agency............................................................26
   Section 4.03.      Reports....................................................................................27
   Section 4.04.      Compliance Certificate.....................................................................27
   Section 4.05.      Taxes......................................................................................28
   Section 4.06.      Stay, Extension and Usury Laws.............................................................28
   Section 4.07.      Restricted Payments........................................................................28
   Section 4.08.      Dividend and Other Payment Restrictions Affecting Subsidiaries.............................29
   Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock.................................30
   Section 4.10.      Transactions with Affiliates...............................................................31
   Section 4.11.      Liens......................................................................................32
   Section 4.12.      Line of Business...........................................................................33
   Section 4.13.      Corporate Existence; Certificate of Incorporation..........................................33
   Section 4.14.      Offers to Repurchase by the Company........................................................33
   Section 4.15.      Insurance..................................................................................34
   Section 4.16.      Maintenance of Property....................................................................34
   Section 4.17.      Limitation on Sale and Leaseback Transactions..............................................34
   Section 4.18.      Limitation on Issuances and Sales of Equity Interests in Subsidiaries......................35
   Section 4.19.      No Senior Subordinated Debt................................................................35
   Section 4.20.      No Amendment to Certain Provisions of the Indenture........................................35
   Section 4.21.      Equity Interests of the Company............................................................35
   Section 4.22.      Assets of the Company......................................................................35
   Section 4.23.      Management Incentive Plan..................................................................35
   Section 4.24.      Additional Note Collateral.................................................................36
   Section 4.25.      Consummation of Plan.......................................................................36
   Section 4.26.      Distributions from Subsidiaries............................................................36

                                                      ARTICLE 5.
                                                      SUCCESSORS

   Section 5.01.      Merger, Consolidation or the Transfer of All or Substantially All of the Assets of
                      the Company................................................................................36
   Section 5.02.      Merger, Consolidation or the Transfer of All or Substantially All of the Assets of
                      NLC........................................................................................37
   Section 5.03.      Successor Corporation Substituted..........................................................39

                                                      ARTICLE 6.
                                                DEFAULTS AND REMEDIES

   Section 6.01.      Events of Default..........................................................................39
   Section 6.02.      Acceleration...............................................................................40
   Section 6.03.      Other Remedies.............................................................................40
   Section 6.04.      Waiver of Past Defaults....................................................................41
   Section 6.05.      Control by Majority........................................................................41
   Section 6.06.      Limitation on Suits........................................................................41
   Section 6.07.      Rights of Holders of Notes to Receive Payment..............................................42
   Section 6.08.      Collection Suit by Trustee.................................................................42
   Section 6.09.      Trustee May File Proofs of Claim...........................................................42
   Section 6.10.      Priorities.................................................................................43
   Section 6.11.      Undertaking for Costs......................................................................43

                                                      ARTICLE 7.
                                                       TRUSTEE

   Section 7.01.      Duties of Trustee..........................................................................43
   Section 7.02.      Rights of Trustee..........................................................................44
   Section 7.03.      Individual Rights of Trustee...............................................................45
   Section 7.04.      Trustee's Disclaimer.......................................................................45
   Section 7.05.      Notice of Defaults.........................................................................45
   Section 7.06.      Reports by Trustee to Holders of the Notes.................................................45
   Section 7.07.      Compensation and Indemnity.................................................................46
   Section 7.08.      Replacement of Trustee.....................................................................46
   Section 7.09.      Successor Trustee by Merger, etc...........................................................47
   Section 7.10.      Eligibility; Disqualification..............................................................47
   Section 7.11.      Preferential Collection of Claims Against Issuers..........................................48

                                                      ARTICLE 8.
                                           AMENDMENT, SUPPLEMENT AND WAIVER

   Section 8.01.      Without Consent of Holders of Notes........................................................48
   Section 8.02.      With Consent of Holders of Notes...........................................................48
   Section 8.03.      Compliance with Trust Indenture Act........................................................50
   Section 8.04.      Revocation and Effect of Consents..........................................................50
   Section 8.05.      Notation on or Exchange of Notes...........................................................50
   Section 8.06.      Trustee to Sign Amendments, etc............................................................50

                                                      ARTICLE 9.
                                                    SUBORDINATION

   Section 9.01.      Agreement to Subordinate...................................................................51
   Section 9.02.      Liquidation; Dissolution; Bankruptcy.......................................................51
   Section 9.03.      Default on Senior Indebtedness.............................................................51
   Section 9.04.      Acceleration of Securities.................................................................52
   Section 9.05.      When Distribution Must Be Paid Over........................................................52
   Section 9.06.      Notice by Issuers..........................................................................52
   Section 9.07.      Subrogation................................................................................53
   Section 9.08.      Relative Rights............................................................................53
   Section 9.09.      Subordination May Not Be Impaired by the Issuers...........................................53
   Section 9.10.      Distribution or Notice to Representative...................................................53
   Section 9.11.      Rights of Trustee and Paying Agent.........................................................54
   Section 9.12.      Authorization to Effect Subordination......................................................54
   Section 9.13.      Amendments.................................................................................54

                                                     ARTICLE 10.
                                               COLLATERAL AND SECURITY

   Section 10.01.     Collateral Documents.......................................................................54
   Section 10.02.     Recording and Opinions.....................................................................55
   Section 10.03.     Release of Note Collateral.................................................................55
   Section 10.04.     Certificates of the Issuers................................................................56
   Section 10.05.     Certificates of the Trustee................................................................56
   Section 10.06.     Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........56
   Section 10.07.     Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............57
   Section 10.08.     Termination of Security Interest...........................................................57

                                                     ARTICLE 11.
                                              satisfaction and discharge

   Section 11.01.     Satisfaction and Discharge.................................................................57
   Section 11.02.     Application of Trust Money.................................................................58

                                                     ARTICLE 12.
                                                    MISCELLANEOUS

   Section 12.01.     Trust Indenture Act Controls...............................................................58
   Section 12.02.     Notices....................................................................................58
   Section 12.03.     Communication by Holders of Notes with Other Holders of Notes..............................60
   Section 12.04.     Certificate and Opinion as to Conditions Precedent.........................................60
   Section 12.05.     Statements Required in Certificate or Opinion..............................................60
   Section 12.06.     Rules by Trustee and Agents................................................................60
   Section 12.07.     No Personal Liability of Directors, Officers, Employees, Stockholders and Agents...........60
   Section 12.08.     Governing Law..............................................................................61
   Section 12.09.     No Adverse Interpretation of Other Agreements..............................................61
   Section 12.10.     Successors.................................................................................61
   Section 12.11.     Severability...............................................................................61
   Section 12.12.     Counterpart Originals......................................................................61
   Section 12.13.     Table of Contents, Headings, etc...........................................................61


                                   SCHEDULES

Schedule A        Scheduled Cash Reserve Amount

                                   EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         LIST OF COLLATERAL DOCUMENTS

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         INDENTURE dated as of August 12, 2002 between Comdisco Holding
Company, Inc., a Delaware corporation (the "Company"), Comdisco, Inc., a Delaware corporation ("NLC" and, together with the Company, the "Issuers"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

         The Company, NLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Subordinated Secured Notes due 2005 (the "Notes"):

                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.     Definitions.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means additional Notes issued prior to the payment in full of all Senior Indebtedness in respect of regularly scheduled interest on the Notes equal in amount to the interest payment due on such interest payment date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any applicable federal or state or other applicable bankruptcy, insolvency, reorganization or other similar law for the relief of debtors.

         "Board of Directors" means:

         (a) with respect to a corporation, the board of directors of the corporation;

         (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

         (c) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

         "Cash Equivalents" means:

         (a) United States dollars;

         (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

         (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

         (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 271 days after the date of acquisition;

         (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition; and

         (g) the following money market funds (including any successor fund or equivalent thereto): (i) Goldman Sachs Financial Square Money Market Fund;
(ii) Goldman Sachs Financial Square Prime Obligations Fund; (iii) Goldman Sachs Financial Square Treasury Obligations Fund; (iv) Goldman Sachs Financial Square Federal Fund; and (v) money market funds that primarily invest in the types of investments that are invested in by one or more of the funds identified in subclauses (i) through (iv) of this clause (g).

         "Change in Control" means the occurrence of any of the following:

         (a) the sale of all or substantially all of the assets of the Issuers and their Subsidiaries taken as a whole, to any Person or related group of Persons;

         (b) the consummation of any consolidation or merger of either of the
Issuers:

                  (i) in which the applicable Issuer is not the continuing or surviving corporation, other than a consolidation or merger:

                           (1) with a wholly-owned Subsidiary of the applicable Issuer in which all of the common stock of the applicable Issuer outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration, or

                           (2) in which the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

                  (ii) pursuant to which the shares of common stock of the applicable Issuer are converted into cash, securities, or other property, unless the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger,

         (c) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of either of the Issuers entitled to vote generally in the election of directors of the applicable Issuer; or

         (d) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

         Notwithstanding clause (a) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

         (a) the holders of the shares of common stock of the applicable Issuer immediately prior to the sale of all or substantially all of the applicable Issuer's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

         (b) the holders of the shares of common stock of the Issuers immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

         Notwithstanding clause (c) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the applicable Issuer, of greater than 50% of the total voting power referred to in clause (c) of the foregoing definition or otherwise:

         (a) the other Issuer;

         (b) any Subsidiary;

         (c) any employee share purchase plan, share option plan, or other share incentive plan or program;

         (d) retirement plan or automatic dividend reinvestment plan; or

         (e) any substantially similar plan of the Issuers or any Subsidiary or any Person holding securities of the Issuers for or pursuant to the terms of any such employee benefit plan.

         "Collateral Agent" means the party named as such in the Collateral Documents until a successor replaces it in accordance with the provisions of the Collateral Documents and thereafter means the successor serving thereunder.

         "Collateral Documents" means all agreements, instruments, documents, pledges or filings listed on Exhibit B hereto that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

         "Company" means Comdisco Holding Company, Inc., and any and all successors thereto.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (a) was a member of such Board of Directors on the date of this Indenture or elected to or otherwise named to the Board of Directors pursuant to the Plan; or

         (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Holders.

         "Custodian" means the Trustee, as custodian with respect to the Notes, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disclosure Statement" means the Disclosure Statement with respect to the Plan.

         "Disputed Claims Reserve" has the meaning given to that term in the Plan.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Domestic Subsidiary" means any Subsidiary of the Issuers that was formed under the laws of the United States or any state of the United States or the District of Columbia.

         "Effective Date" means August 12, 2002.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Excess Cash" means Unrestricted Cash minus the sum of (i) an amount of cash or cash equivalents necessary to fund the Issuers' operating reserve for the fiscal quarter immediately following the fiscal quarter as to which any determination is being made, such operating reserves not to exceed the aggregate Scheduled Cash Reserve Amount and (ii) the amount of Notes optionally redeemed or to be optionally redeemed by the Issuers (unless the Issuers subsequently fail to redeem such Notes on the applicable redemption date) in accordance with Section 3.07 hereof following the last day of the fiscal quarter and prior to any mandatory redemption date in accordance with
Section 3.08 hereof; provided, that amounts of Excess Cash determined by the foregoing shall be rounded down to the nearest whole multiple of $1,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Issuers as of the Effective Date.

         "Existing Indebtedness" means up to $610.0 million in aggregate principal amount of Indebtedness of the Issuers and their Subsidiaries (excluding Indebtedness under this Indenture and the Senior Note Indenture) in existence on the date of the Indenture, until such amounts are repaid.

         "Foreign Subsidiary" of a Person means any Subsidiary of the referent Person that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means each of the global Notes issued in accordance with Section 2.01 and substantially in the form of Exhibit A attached hereto that, except as otherwise provided in Section 2.01(b) hereof, bear the Global Note Legend and that have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (a) swap agreements, cap agreements and collar agreements designed to protect such Person against fluctuations on interest or currency exchange rates; and

         (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (a) in respect of borrowed money;

         (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (c) in respect of banker's acceptances;

         (d) representing Capital Lease Obligations;

         (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

         (c) in the case of a Guarantee of Indebtedness, the maximum amount of the outstanding Indebtedness guaranteed under such Guarantee; and

         (d) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Initial Notes" means the Notes issued under this Indenture on the date hereof.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuers, the Issuers will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Credit Facility" means the Credit and Security Agreement, dated as of June 18, 2002, between the Company and Fifth Third Bank (Chicago), and the other "Loan Documents" (as defined therein), each as amended, supplemented, refinanced, replaced, extended, defeased, increased, refunded, renewed, restated, revised or otherwise modified from time to time in the aggregate amount of outstanding letters of credit not to exceed $12,000,000.00 at any time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Incentive Plan" has the meaning given to that term in the Plan.

         "New Europe" means Comdisco Global Holding Company, Inc., and any and all successors thereto.

         "New Ventures" means Comdisco Ventures, Inc., and any and all successors thereto.

         "NLC" means Comdisco, Inc., and any and all successors thereto.

         "Non-Recourse Debt" means Indebtedness incurred in connection with discounted lease receivables programs substantially similar to the discounted lease receivables programs utilized in the ordinary course of business of the Issuers and/or their Subsidiaries prior to the date hereof as to which no default with respect to such Indebtedness (including any rights that the holders of the Indebtedness may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes or the Senior Notes) of the Issuers or any of their Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

          "Note Collateral" means all property, now owned or hereafter acquired, of the Issuers that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.

         "Notes" has the meaning assigned to it in the preamble to this Indenture and includes the Additional Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

         "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company or NLC, as the case may be, by two Officers of the Company or NLC, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or NLC, as the case may be, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Payment Blockage Notice" means a notice of a default that has occurred and is continuing on Senior Indebtedness that permits holders to accelerate the maturity of the Senior Indebtedness.

         "Permitted Business" means:

         (a) the sale, collection or other liquidation of the assets of the Issuers and their Subsidiaries, the repayment of the Indebtedness of the Issuers and thereafter the payment of dividends or other distributions to the owners of the Capital Stock of the Company, as contemplated by the Plan and the Disclosure Statement; and

         (b) any business that is ancillary to the foregoing.

         "Permitted Investments" means:

         (a) any Investment (i) in the Issuers, (ii) in a Domestic Subsidiary of the Issuers or (iii) in a Foreign Subsidiary of the Issuers; provided, however, that the Issuers or a Domestic Subsidiary of the Issuers cannot make Investments in Foreign Subsidiaries pursuant to this subclause (iii) in an amount exceeding the aggregate distributions received by the Issuers or their Domestic Subsidiaries from Foreign Subsidiaries since April 1, 2002; provided, further, that any intercompany Indebtedness owed to the Issuers or any Domestic Subsidiary of the Issuers by any Foreign Subsidiary may be converted into equity of, or contributed to the capital of, a Foreign Subsidiary in order to maintain the solvency of any Foreign Subsidiary or in connection with a sale or other disposition of such Foreign Subsidiary;

         (b) any Investment in cash or Cash Equivalents;

         (c) any Investments made or received (i) in exchange for, or in compromise of, other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof, (ii) in exchange for, or in compromise of, assets or other rights received by the Issuers or any of their Subsidiaries in exchange for, or in compromise of, Investments of the Issuers or any of their Subsidiaries, which assets, rights or Investments were in existence as of the date hereof or (iii) to extend, refinance, renew or replace any other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof;

         (d) any Investments received in compromise of obligations of Persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (e) Hedging Obligations;

         (f) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (g) Investments, or Investments resulting from commitments to make Investments, existing as of the date of this Indenture;

         (h) Investments, or commitments to make Investments, in the form of
(x) a lease of or rental agreement, (y) a sale contract (including an installment sale contract or conditional sale agreement), or (z) a secured financing, including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof (and delivery, acceptance or installation certificates, landlord or mortgagee waivers, intercreditor or subordination agreements, incumbency certificates, purchase orders, purchase order assignments, and sale and leaseback agreements, each relating thereto), and in each case, which with respect thereto: (A) the Company, NLC or one of their Subsidiaries is the lessor, seller, secured party or obligee (whether initially or as an assignee), or (B) is between an obligor, on the one hand, and a lessor, seller, obligee, secured party or assignee of any of the foregoing, on the other hand, and (1) which would be a Permitted Investment if the Company, NLC or one of their Subsidiaries were the lessor, seller, obligee, secured party or assignee of any of the foregoing thereunder and (2) with respect to which the Company, NLC or one of their Subsidiaries is an assignee of the revenues or claims with respect thereto;

         (i) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits in the ordinary course of business consistent with past practices; and

         (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding not to exceed (1) $1.0 million in respect of Investments in any Person by New Ventures and (2) $1.0 million in respect of Investments in any Person by the Issuers or their Subsidiaries including New Ventures; provided, however, that any Investment by New Ventures with respect to this clause (j) shall be attributed, without duplication, to either subclause (1) hereof or subclause
(2) hereof.

         "Permitted Liens" means:

         (a) Liens created, or intended to be created, under the Collateral Documents;

         (b) Liens on assets of any of the Issuers or their Subsidiaries securing Indebtedness that are permitted by clauses (c), (f) or (i) of the second paragraph of Section 4.09;

         (c) Liens in favor of any of the Issuers or their Subsidiaries;

         (d) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuers or New Ventures; provided, however, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Issuers or New Ventures and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Issuers or New Ventures; provided, further, that such Person becomes a Subsidiary of the Issuers or New Ventures as a result of a Permitted Investment pursuant to clause (c) of the definition thereof;

         (e) Liens on property existing at the time of acquisition of such property by any of the Issuers or their Subsidiaries, provided, however, that such Liens were in existence prior to the contemplation of such acquisition and such property was acquired in exchange for, or in compromise of, Investments existing as of the date hereof or Investments resulting from commitments to make Investments existing as of the date hereof;

         (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (g) Liens on assets or rights which are not Note Collateral and which secure Indebtedness permitted under any clause of Section 4.09 so long as the Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

         (h) Liens existing on the date of this Indenture;

         (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings or negotiations promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (j) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

         (k) Liens on assets of NLC or any Subsidiaries of the Issuers that secure Non-Recourse Debt of NLC or such Subsidiaries;

         (l) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided, however, that a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

         (m) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Issuers or their Subsidiaries, taken as a whole, incurred in the ordinary course of business;

         (n) Liens arising by reason of any judgment not constituting an Event of Default under this Indenture; provided, however, that:

                  (i) such Liens are being contested in good faith by appropriate proceedings or negotiations, and

                  (ii) such Liens are adequately bonded or adequate reserves have been established on the books of the Issuers in accordance with GAAP;

         (o) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by any of the Issuers or their Subsidiaries; provided, however, that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

         (p) renewals or refundings of Indebtedness expressly permitted by the Indenture secured by any Liens referred to in clauses (a), (b), (d), (e), (g),
(h) and (k) above; provided, however, that:

                  (i) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

                  (ii) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of
(1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (b), (d), (e), (g), (h) and (k) above immediately prior to such renewal or refunding, and (2) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

         "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of any of the Issuers or their Subsidiaries (other than intercompany Indebtedness); provided, however, that:

         (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

         (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (d) such Permitted Refinancing Indebtedness is incurred either by the Issuers or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (e) the covenants contained in the documentation governing such Permitted Refinancing Indebtedness are no more restrictive than the covenants contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (f) if more than 30 days remain until the maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, the interest rate of such Permitted Refinancing Indebtedness does not exceed the interest rate of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Subordinated Securities" means:

         (a) Equity Interests in the Issuers; or

         (b) debt securities that are subordinated to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under this Indenture.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" means the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors In Possession dated as of June 13, 2002, as amended, modified or otherwise supplemented through the Effective Date.

         "Pledge Agreement" means the Pledge Agreement, dated as of the Effective Date, among the Issuers and the Trustee, as amended, modified or supplemented from time to time.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Representative" means the Senior Note Trustee or other trustee, agent or representative for any Senior Indebtedness.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

          "Scheduled Cash Reserve Amount" means the respective amount set forth on Schedule A hereto allocated among the Subsidiaries of the Company as the Company's Board of Directors deems appropriate.

         "SEC" means the Securities and Exchange Commission. "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means:

         (a) the Senior Notes issued pursuant to the Senior Note Indenture;

         (b) Indebtedness issued in exchange for the items listed in the preceding clause (a) to the extent the consolidated Indebtedness of the Issuers is not increased thereby; and

         (d) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

         Notwithstanding anything to the contrary in the preceding, Senior Indebtedness shall not include:

         (a) any liability for federal, state, local or other taxes owed or owing by the Issuers;

         (b) any intercompany Indebtedness of the Issuers or any of their Subsidiaries to the Issuers or any of their Affiliates;

         (c) any trade payables; or

         (d) the portion of any Indebtedness that is incurred in violation of this Indenture.

         "Senior Note Indenture" means the indenture, dated as of the date of this Indenture, to be executed by the Issuers and the Senior Note Trustee.

         "Senior Note Trustee" means Wells Fargo Bank Minnesota, National Association in its capacity as trustee under the Senior Note Indenture, and any successor trustee, if any, under the Senior Note Indenture.

         "Senior Notes" means the Variable Rate Senior Secured Notes due 2004 issued pursuant to the Senior Note Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stay Bonus Plan" has the meaning given to that term in the Disclosure Statement.

         "Subsidiary" means, with respect to any specified Person:

         (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Supplemental Distribution Account" has the meaning given to that term in the Plan.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Cash" means cash or cash equivalents as set forth on the balance sheets of the Issuers and their Subsidiaries prepared in accordance with GAAP as of 5:00 p.m. on the last day of the applicable fiscal quarter minus, without duplication, the sum of cash or cash equivalents (i) held in non-domestic accounts in the ordinary operation of the business, (ii) required to be shown as restricted cash or cash equivalents in accordance with GAAP on such balance sheet (or the notes thereto) or otherwise unavailable to Issuers and their Subsidiaries for general use as a result of the Plan, applicable law or agreement with a third party, (iii) held or maintained in the Disputed Claims Reserve, (iv) held or maintained in the Supplemental Distribution Account, (v) held or maintained in the cash account pledged to the issuers of letters of credit under the Letter of Credit Facility and (vi) held or required to be held in an escrow account or otherwise legally segregated from the funds of the Issuers and their Subsidiaries pursuant to the Stay Bonus Plan and/or the Management Incentive Plan.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (b) the then outstanding principal amount of such Indebtedness.


Section 1.02.     Other Definitions.

                                                                      Defined in
        Term                                                            Section

        "Affiliate Transaction".......................................    4.10
        "Authentication Order" .......................................    2.02
        "Change in Control Offer".....................................    4.14
        "Change in Control Repurchase Date"...........................    4.14
        "Change in Control Repurchase Price"..........................    4.14
        "DTC".........................................................    2.03
        "Event of Default"............................................    6.01
        "incur".......................................................    4.09
        "Offer".......................................................    3.09
        "Offer Period"................................................    3.09
        "Paying Agent"................................................    2.03
        "Permitted Debt"..............................................    4.09
        "Registrar"...................................................    2.03
        "Restricted Payments".........................................    4.07

Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and NLC and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.
                                   THE NOTES

Section 2.01.     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as applicable. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions of Notes pursuant to Section 3.07 and
3.08 hereof; provided, further, that the Additional Notes may be denominated in amounts (rounded to the nearest whole dollar) less than $1,000 (but in no event less than $1.00) or greater than $1,000 as necessary to make regularly scheduled interest payments on the Notes prior to the payment in full of all Senior Indebtedness.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Except as expressly required by the terms of this Indenture, Notes shall be issued in global form substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes otherwise issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.     Execution and Authentication.

         Two (2) Officers of both the Company and NLC shall sign the Notes for the Company and NLC, respectively. The signatures of any of those Officers on the Notes may be either a manual or a facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee on the certificate of authentication of the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by two
(2) Officers of both the Company and NLC specifying the date on which the Notes are to be authenticated and whether the Notes are Definitive Notes or Global Notes (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. The Issuers shall pay all reasonable fees payable to the authenticating agent. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar upon prior written notice to the Trustee without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address and any change in the name or address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent and shall, if required, incorporate the provisions of the TIA.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Issuers) shall have no further liability for the money delivered to the Trustee. If either the Company or NLC, or a Subsidiary of the Company or NLC, acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount held by each Holder, and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06.     Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Issuers delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary or (ii) following the occurrence and during the continuation of a Default or Event of Default, any Person holding a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers of beneficial interests in a Global Note.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

         (f) Legends. The following legends shall appear on the face of all Global Notes issued under this Indenture in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture.

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 8.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF COMDISCO HOLDING COMPANY, INC. AND COMDISCO, INC."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

                 (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Trustee or the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.14 and 8.05 hereof).

                 (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                 (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                 (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                 (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                 (viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or NLC, or an Affiliate of the Company or NLC, holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of its Affiliates or held or maintained in the Disputed Claims Reserve, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, in exchange thereof the same aggregate principal amount of Definitive Notes of authorized denominations.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its normal practice and applicable law. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has redeemed or repurchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date, provided, however, that each such special record date shall be at the earliest practicable date but in all events shall not be less than five Business Days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or are required to redeem Notes pursuant to Section 3.08, the Issuers shall furnish to the Trustee, at least 10 days but not more than 60 days before an optional redemption date pursuant to
Section 3.07 or at least 10 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, an Officers' Certificate setting forth (i) that the redemption is an optional redemption pursuant to Section
3.07 or an mandatory redemption pursuant to Section 3.08, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed or Repurchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase.

         The Trustee shall promptly notify the Issuers, the Registrar and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected to be redeemed may be in whole dollar amounts of less than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

         Subject to the provisions of Sections 3.08 and 3.09 hereof, at least 10 days but not more than 60 days before an optional redemption date pursuant to Section 3.07 or at least 10 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 5 Business Days prior to the date on which any notice of redemption pursuant to this Article 3 is requested to be mailed by the Trustee, Officers' Certificates requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05.     Deposit of Redemption Price.

         Prior to 11:00 a.m., Chicago time, not less than one Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

         (a) The Issuers may, at its option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 10 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date; provided, however, that any such optional redemption pursuant to this
Section 3.07 shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

         (a) The Issuers shall be required to make mandatory redemptions of the Notes on or before the 45th day after the end of each fiscal quarter ending on September 30, December 31, March 31 and June 30 of each year pursuant to which the Issuers will redeem a principal amount of Notes equal to Excess Cash as of the end of the immediately preceding fiscal quarter; provided, however, that the Issuers shall not be obligated to make any redemption pursuant to this Section 3.08 of less than $1.0 million principal amount of Notes unless the principal amount of Notes then outstanding is less than or equal to the principal amount of Notes otherwise required to be redeemed pursuant to this Section 3.08 without giving effect to this proviso. Any such mandatory redemption shall be made on at least 10 days' but not more than 30 days' notice to each Holder of the Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date; provided, however, that any such mandatory redemption pursuant to this
Section 3.08 shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.09.     Offers to Repurchase by the Issuers.

         In the event that, pursuant to Section 4.14 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Offer"), it shall follow the procedures specified below.

         The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than the applicable Change in Control Repurchase Date, the Issuers shall purchase all Notes tendered in response to the Offer.

         If the applicable Change in Control Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer; provided, however, that if the Issuers, the Depositary or the Paying Agent, as the case may be, fail to mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase pursuant to this Section 3.09, interest shall be paid by the Issuers on the unpaid principal from such interest record date until such principal is paid and to the extent lawful on any interest not paid on such interest, in each case at the rate provided in the Notes.

         Upon the commencement of an Offer, the Issuers shall send, by first class mail, a written notice to the Trustee and each of the Holders, with a copy to the Trustee. Such notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

         (a) that the Offer is being made pursuant to this Section 3.09 and
Section 4.14 hereof and the length of time the Offer shall remain open;

         (b) the Change in Control Repurchase Price and the Change in Control Repurchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Change in Control Repurchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Offer may elect to have Notes purchased in whole or in part;

         (f) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least ten days before the Change in Control Repurchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Change in Control Repurchase Date, the Issuers shall, to the extent lawful, accept for payment, all Notes tendered, and shall deliver to the Trustee Officers' Certificates stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Change in Control Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer on or as soon as reasonably practicable following the Change in Control Repurchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.
                                   COVENANTS

Section 4.01.     Payment of Notes.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Issuers, holds as of 12:00 noon Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the corporate trust office of the Trustee's Agent located at c/o the Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03.     Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor forms) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

Section 4.04.     Compliance Certificate.

         (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and their Subsidiaries has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event, its nature and status and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 days after any executive officer of either of the Issuers becomes aware of any Event of Default, an Officers' Certificate specifying such Event of Default, the period of existence thereof and what action each of the Issuers, as the case may be, is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

         The Issuers shall, and shall cause each of their Subsidiaries to, pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or negotiations or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     Stay, Extension and Usury Laws.

         The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes in accordance with this Indenture, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Restricted Payments.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Subsidiaries Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers or any of their Subsidiaries) or to the direct or indirect holders of the Issuers' or any of their Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuers or any Subsidiary of the Issuers or payable to the Issuers or a Subsidiary of the Issuers); (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any of their Subsidiaries held by any Person (other than the Issuers or any of its Subsidiaries); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or (d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments").

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (a) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuers) of, Equity Interests of the Issuers (other than Disqualified Stock); (b) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of any of the Issuers or their Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (c) the payment of any dividend by NLC or a Subsidiary of the Issuers to the holders of its Equity Interests on a pro rata basis; and (d) the making of a Change in Control offer to repurchase the Senior Notes after a Change in Control.

Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Issuers or any Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuers or any of their Subsidiaries; (b) make loans or advances to the Issuers or any of their Subsidiaries; or (c) transfer any of its properties or assets to the Issuers or any of their Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

         (a) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications to those agreements; provided, however, that the amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture and do not increase the amount of the Indebtedness;

         (b) this Indenture and the Notes;

         (c) the Subordinated Note Indenture and the Subordinated Notes;

         (d) applicable law;

         (e) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

         (f) purchase money obligations permitted to be incurred pursuant to clause (c) of the second paragraph of Section 4.09 that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph of this Section 4.08;

         (g) any agreement for the sale or other disposition of NLC or a Subsidiary that restricts distributions by NLC or that Subsidiary pending its sale or other disposition;

         (h) Permitted Refinancing Indebtedness, provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

         (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Issuers shall not issue any Disqualified Stock and shall not permit any of their Subsidiaries to issue any shares of preferred stock.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (a) the incurrence by the Issuers and their Subsidiaries of the Existing Indebtedness;

         (b) the incurrence by the Issuers of Indebtedness represented by the Notes and the Senior Notes;

         (c) with respect to lease or rental commitments to lessees (i) existing as of the date hereof or (ii) permitted to be incurred by Foreign Subsidiaries after the date hereof in accordance with Section 4.12, the incurrence by the Issuers or any of their Subsidiaries of Indebtedness represented by purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of equipment leased or sold to, or otherwise financed for, a customer of the business of the Issuers or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (c), not to exceed $10.0 million at any time outstanding;

         (d) the incurrence by (i) the Issuers or any of their Subsidiaries or
(ii) with respect to clause (b) of this Section 4.09, the Issuers, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (a), (b), (c), (d), (g), (i) or (k) of this paragraph;

         (e) the incurrence by the Issuers or any of their Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their Subsidiaries; provided, however, that:

                 (i) if either the Company or NLC is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

                 (ii) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuers or a Subsidiary of the Issuers and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company, NLC or a Subsidiary of the Issuers shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuers or such Subsidiary, as the case may be, that was not permitted by this clause (e);

         (f) the incurrence by the Issuers or any of their Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency risk;

         (g) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09;

         (h) Indebtedness of the Issuers or any Subsidiary to the extent that the net proceeds thereof are promptly:

                 (i) used to purchase Notes tendered in an offer to purchase made as a result of a Change in Control; or

                 (ii) used to redeem Notes pursuant to Section 3.08 hereof.

         (i) the incurrence by the Issuers or any of their Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $5.0 million;

         (j) the incurrence of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Issuers that was not permitted by this clause (j); and

         (k) obligations in respect of letters of credit, performance and surety bonds and completion guarantees provided by the Issuers or any Subsidiary of the Issuers in the ordinary course of business, including pursuant to the Letter of Credit Facility.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

Section 4.10.     Transactions with Affiliates.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (a) the Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Subsidiary with an unrelated Person; and (

         (b) the Issuers delivers to the Trustee:

                 (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, resolutions of the Board of Directors of the Issuers, as the case may be, set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                 (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

         (a) any employment agreement that is in effect on the date of this Indenture or that is entered into by the Issuers or any of their Subsidiaries with approval by a majority of the disinterested members of the Board of Directors of the Company;

         (b) transactions between or among one or more of the Company and/or NLC and/or their respective Subsidiaries;

         (c) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuers;

         (d) Restricted Payments that are permitted by Section 4.07;

         (e) advances to Officers of any of the Issuers or their Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Issuers or such Subsidiary or in connection with any relocation;

         (f) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans, and payments, bonuses or other incentives offered pursuant to the Management Incentive Plan) paid or issued to and indemnities provided on behalf of, Officers, directors, employees or consultants of the Issuers or any Subsidiary in the ordinary course of business; and

         (g) any other transactions expressly authorized by the Court pursuant to the Plan or any order entered by the Court in respect thereof.

Section 4.11.     Liens.

         The Issuers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset of the Issuers or any of its Subsidiaries now owned or hereafter acquired or on any income or profits therefrom, or (b) assign or convey any right to receive income therefrom, securing Indebtedness, except in each case for Permitted Liens.

Section 4.12.     Line of Business.

         Subject to, and without limitation to the provisions restricting the business operations of the Company contained in the articles of incorporation, certificate of incorporation or similar organizational document of the Company, the Issuers shall not, and shall not permit any Subsidiary to, engage in any business other than the Permitted Business except (i) to such extent as would not be material to the financial condition of the Issuers and their Subsidiaries taken as a whole and as may arise in connection with, or as a result of, the enforcement of the Issuers' and/or their Subsidiaries' legal rights against any third parties in implementing the Permitted Business with respect to New Ventures or (ii) with respect to Permitted Investments, or commitments to make Permitted Investments, permitted by clause (h) of the definition thereof, made by Foreign Subsidiaries within six months of the date hereof; provided, that the aggregate amount of such Permitted Investments is less than $50.0 million at any time within such six month period.

Section 4.13.     Corporate Existence; Certificate of Incorporation.

         Subject to the provisions of Section 5.1 and Section 5.2 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

         (a) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary, and

         (b) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Issuers, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, as the case may be, and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Notwithstanding anything to the contrary contained in this Section 4.13, the Company shall not amend, modify or alter its certificate of incorporation, articles of incorporation or similar organizational document in any manner that would materially expand or enlarge or fundamentally alter the business operations to be conducted by the Company pursuant to such certificate of incorporation, articles of incorporation or similar organizational document.

Section 4.14.     Offers to Repurchase by the Company.

         Upon the occurrence of a Change in Control of the Company occurring after the date of issuance of the Notes and on or prior to maturity, subject to the provisions of Article 9 hereof, the Issuers shall make an offer to each Holder (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes on the date, which must be a Business Day (the "Change in Control Repurchase Date"), that is selected by the Issuers (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 75 days after the date the Issuers give notice of the Change in Control at a price (the "Change in Control Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Change in Control Repurchase Date. Not less than one Business Day prior to the Change in Control Repurchase Date, the Issuers shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Change in Control Repurchase Price of the Notes that are to be repaid on the Change in Control Repurchase Date. On or before the 15th day after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Issuers to repurchase the Senior Notes pursuant to
Section 4.14 of the Senior Note Indenture upon a Change in Control, the Issuers shall mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Issuers shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control and shall be deemed not to have breached its obligations under this Section 4.14 as a result of such compliance.

         Prior to complying or simultaneously with this Section 4.14, but in any event within 90 days following a Change in Control, the Issuers shall either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this Section 4.14.

         Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Senior Notes and all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Senior Note Indenture and under such Change in Control Offer.

Section 4.15.     Insurance.

         The Issuers shall, and shall cause their Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and shall furnish to the Trustee, upon reasonable written request, full information as to the insurance carried.

Section 4.16.     Maintenance of Property.

         The Issuers shall, and shall cause their Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of their Subsidiaries in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment.

Section 4.17.     Limitation on Sale and Leaseback Transactions.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that so long as no Default has occurred and is continuing or would be caused thereby, the preceding sentence shall not prohibit: (a) any sale and leaseback transaction involving or in respect of the Company's corporate headquarters and/or all tangible property related thereto; and (b) sale and leaseback transactions to the extent the aggregate present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been or may, at the option of the lessor, be extended) of such sale and leaseback transactions do not exceed $5.0 million at the time of determination.

Section 4.18. Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

(a) The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Issuers to any Person (other than the Issuers or a Subsidiary of the Issuers), unless such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary.

         In addition, the Issuers shall not permit any Subsidiary of the Issuers to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Subsidiary of the Issuers.

Section 4.19.     No Senior Subordinated Debt.

         The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Issuers and senior in any respect in right of payment to the Notes.

Section 4.20.     No Amendment to Certain Provisions of the Indenture.

         The Company shall not amend, modify or alter the Indenture in any way to:

         (a) increase the rate of , change the time for or change the manner of payment of interest on any Notes;

         (b) increase the principal or premium, if any, of, or advance the final maturity date of, any Notes;

         (c) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Notes; or

         (d) amend Article 9 of this Indenture.

Section 4.21.     Equity Interests of the Company.

         The Company shall not issue any Equity Interests except pursuant to the Plan; provided, however, that the Company may issue Equity Interests upon the exercise of any warrants or rights or pursuant to any rights issued in accordance with the Plan and may issue options to officers, employees and directors of the Company and its Subsidiaries to acquire Capital Stock of the Company and may issue Capital Stock upon exercise of such options.

Section 4.22.     Assets of the Company.

         The Company shall contribute, transfer or assign all of its material, tangible assets, other than its right, title and interest in the Note Collateral, to NLC or any other Subsidiary as soon as reasonably practicable after the Company has the legal right to contribute, transfer or assign such material, tangible assets, whether such assets are owned on the date hereof or subsequently become owned by the Company; provided, however, that nothing contained in this Section 4.22 shall require the Company to contribute, transfer or assign its right, title and interest in cash and/or cash equivalents to NLC or any other Subsidiary.

Section 4.23.     Management Incentive Plan.

         The Issuers shall not amend, modify or restate the Management Incentive Plan after the Effective Date in any way that would increase the aggregate maximum amount of incentive payments payable thereunder at any time to an amount greater than 105% of the aggregate maximum amount otherwise payable under the Management Incentive Plan with respect to the achievement of a certain performance target or incentive level.

Section 4.24.     Additional Note Collateral.
         In the event that the Company or NLC or any of their Subsidiaries acquires or creates another Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, or if any of the Issuers' Foreign Subsidiaries becomes a Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, the Issuers covenant and agree that the Equity Interests of such newly acquired or created Domestic Subsidiary shall be pledged and otherwise constitute additional Note Collateral hereunder and pursuant to the Collateral Documents. The Issuers shall execute and deliver to the Trustee any additional instruments and do any further acts as may be reasonably necessary or proper to carry out the purposes of this Section 4.24.

Section 4.25.     Consummation of Plan.

         Notwithstanding anything to the contrary herein, no provision or Section of this Indenture shall prevent, restrict or otherwise hinder the Issuers from consummating the Plan and the transactions contemplated thereby.

Section 4.26.     Distributions from Subsidiaries.

         Except with respect to any Scheduled Cash Reserve Amount, the Issuers will take reasonable actions to cause their Domestic Subsidiaries to distribute all cash to their respective parent companies until such cash is in the accounts of the Company. In addition, the Issuers will take reasonable actions to cause their Foreign Subsidiaries, to the extent such distribution would not violate applicable law or trigger either an additional foreign tax or United States tax, to distribute all cash not required for their continued normal operations to their respective parent companies until such cash is in the accounts of the Company.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company.

         The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.01 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of the Company immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by the Company or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in this Indenture and the Registration Rights Agreement;

         (b) the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Reorganized Comdisco, Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

Section 5.02. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of NLC.

         NLC may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of NLC and its Subsidiaries, taken as a whole, to, another Person in any transaction in which NLC is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of NLC under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.02 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of NLC immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by NLC or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) NLC shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of NLC in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which NLC is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, NLC under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as NLC in this Indenture and the Registration Rights Agreement;

         (b) NLC shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) NLC as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of New Leasing Co., Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by NLC and delivered to the Trustee. Upon the order of such successor corporation, instead of NLC, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of NLC to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

         Notwithstanding the foregoing, NLC may merge with, or transfer all of its assets to, the Company.

Section 5.03.     Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or NLC, as applicable, in accordance with Section 5.01 or Section 5.02, the successor corporation formed by such consolidation or into or with which the Company or NLC, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "NLC" shall refer instead to the successor corporation and not to the Company or NLC, as applicable), and may exercise every right and power of the Company or NLC, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or NLC, as applicable, herein; provided, however, that the predecessor of the Company or NLC, as applicable, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's or NLC's, as applicable, assets that meets the requirements of Section 5.01 or Section 5.02.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

         An "Event of Default" occurs if:

         (a) the Issuers default in the payment when due of interest on the Notes and such default continues for a period of 30 days whether or not prohibited by Article 9 hereof;

         (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes whether at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 9 hereof;

         (c) the Company or any of its Subsidiaries fail to comply with any of the provisions of Sections 4.13, 5.01 or 5.02 hereof;

         (d) the Issuers fail to observe or perform any other covenant, representation, warranty or other agreement under the Indenture or the Notes for 60 days after written notice to (i) the Issuers by the Trustee or (ii) the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers (but not including any indebtedness or obligation for which recourse is limited to the property purchased), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration;

         (f) the rendering of a final judgment or final judgments for the payment of money is/are entered by a court or courts of competent jurisdiction against either the Company or NLC and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments (to the extent not covered by insurance) exceeds $10.0 million;

         (g) the Company or NLC pursuant to or within the meaning of Bankruptcy Law:

                 (i) commences a voluntary case,

                 (ii) consents to the entry of an order for relief against it in an involuntary case,

                 (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                 (iv) makes a general assignment for the benefit of its creditors; or

                 (v) admits in writing its inability to pay its debts as the same becomes due; or

                 (vi) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i) is for relief against the Company or NLC in an involuntary case;

                 (ii) appoints a custodian of the Company or NLC or for all or substantially all of the property of the Company or NLC; or

                 (iii) orders the liquidation of the Company or NLC other than as contemplated by the Plan;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company or NLC) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuers, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes will become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company or NLC, all outstanding Notes shall be due and payable immediately without further action or notice. At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may, on behalf of all of the Holders, rescind and annul such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or
(ii) with respect to any covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holders of each outstanding Note affected; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Collateral Documents only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the compensation to the Trustee and its agents for all services rendered by them hereunder as shall have been agreed upon in writing from time to time among the Trustee or such agents, as the case may be, and the Issuers and the costs and expenses of collection, including the reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

Section 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Pledge Agreement and to the extent received in accordance therewith for distribution hereunder in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, to the extent permitted thereunder, payment of all compensation, reasonable expenses and disbursements incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

                 Third: without duplication, to Holders of Notes for any other Obligations (other than contingent reimbursement, indemnification or contribution Obligations) then owing to the Holders of the Notes under the Notes or this Indenture; and

                 Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         Notwithstanding the preceding paragraph, in the event of a conflict between the provisions of the Pledge Agreement and the mandatory provisions of the TIA, upon qualification of this Indenture under the TIA, the TIA shall control, and distributions shall be made in the order, and to the Persons specified under, the TIA.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.
                                    TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Pledge Agreement and the Collateral Documents, and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Pledge Agreement and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture, the Pledge Agreement and the Collateral Documents against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture, the Pledge Agreement or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture, the Pledge Agreement or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, the Pledge Agreement or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company or NLC, as the case may be, on behalf of the Company or NLC, respectively.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Pledge Agreement or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed, if any, in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

         The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Issuers hereby grant to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and premium, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture; provided, however, that such Lien shall be automatically released upon the payment in full of all amounts payable to the Trustee pursuant to the first paragraph of this Section
7.07 and of all other amounts then due and payable pursuant to the second paragraph of this Section 7.07.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08.     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, however, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed to such replaced or removed Trustee under Section 7.07 upon such replacement or removal.

Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another bank or corporation, the successor bank or corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state or the District of Columbia authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.     Preferential Collection of Claims Against Issuers.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company as obligor on the Notes.

                                  ARTICLE 8.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 8.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Issuers' obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture as of the date hereof.

         Upon the request of the Issuers accompanied by a resolution of their respective Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 8.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.08 hereof), the Notes and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 8.02.

         Upon the request of the Issuers accompanied by a resolution of their Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02(b) hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture, by its express terms, directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment, waiver or supplement under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (h) waive a redemption payment required to be made, or offered to be made, by the Company pursuant to Section 3.09 or Section 4.14.

         In addition, any amendment to, or waiver of, Article 9 of this Indenture that materially adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of 100% in aggregate principal amount of Notes then outstanding.

Section 8.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 8.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate.

Section 8.05.     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until their Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 9.
                                 SUBORDINATION

Section 9.01.     Agreement to Subordinate.

         The Issuers agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full of all Senior Indebtedness of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 9.02.     Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or its property, in an assignment for the benefit of creditors or any marshaling of the Issuers' assets and liabilities:

                  (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain Permitted Subordinated Securities); and

                  (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 9 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive Permitted Subordinated Securities), as their interests may appear.

Section 9.03.     Default on Senior Indebtedness.

         (a) The Issuers may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Subordinated Securities) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

                  (i) a default in the payment of any principal, interest or other Obligations with respect to Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness; or

                  (ii) a default, other than a default under clause (i), on Senior Indebtedness occurs and is continuing that then permits holders of the Senior Indebtedness to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a Person who may give it pursuant to Section 9.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         (b) The Issuers may and shall resume payments on and distributions in respect of the Notes and the Company may acquire the Notes upon the earlier of:

                  (i) in the case of a default referred to in clause (i) of
         Section 9.03(a) hereof, the date upon which the default is cured or waived, or

                  (ii) in the case of a default referred to in clause (ii) of
         Section 9.03(a) hereof, upon the earlier of the date which such default is cured or waived or 181 days after the Payment Blockage Notice was received if the maturity of such Senior Indebtedness has not been accelerated, if this Article 9 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 9.04.     Acceleration of Securities.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 9.05.     When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 9.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 9, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 9.06.     Notice by Issuers.

         The Issuers shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 9, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 9.

Section 9.07.     Subrogation.

         After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 9 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 9.08.     Relative Rights.

         This Article 9 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (i) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest or premium, if any, on the Notes in accordance with their terms

                 (ii) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Indebtedness; or

                 (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

         If the Issuers fails because of this Article 9 to pay principal of or interest or premium, if any, on a Note on the due date, the failure is still a Default or Event of Default.

Section 9.09.     Subordination May Not Be Impaired by the Issuers.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 9.10.     Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuers referred to in this Article 9, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, to this Article 9.

Section 9.11.     Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 9. Only the Issuers or the Representative may give the notice. Nothing in this Article 9 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 9.12.     Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 9, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 9.13.     Amendments.

         The provisions of this Article 9 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                 ARTICLE 10.
                            COLLATERAL AND SECURITY

Section 10.01.    Collateral Documents.

         The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture and which are listed on Exhibit B hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms of the Collateral Documents and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents or as may be reasonably requested in writing by the Trustee, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured by the Collateral Documents, according to the intent and purposes therein expressed. The Issuers shall take, or shall cause their Subsidiaries that are party to one or more Collateral Documents to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected Lien in and on all the Note Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes with the priority required under the Collateral Documents, subject to Permitted Liens.

Section 10.02.    Recording and Opinions.

         (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Issuers shall furnish to the Trustee and the Collateral Agent within 30 days following April 30 of each year beginning with April 30, 2003, an Opinion of Counsel, dated as of the date such opinion is furnished, either
(i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         (c) The Issuers shall otherwise comply with the provisions of TIA ss. 314(b).

Section 10.03.    Release of Note Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, upon a sale of any Note Collateral and application of the net proceeds of such sale to repay the Notes to the extent required in accordance with the terms of
Section 3.08, the Collateral Agent shall release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, however, that such net proceeds have been or shall be applied in accordance with this Indenture and the Senior Note Indenture; provided further that, prior to the application of such net proceeds, such net proceeds shall be deposited in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Senior Notes.

         (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificates required by this Section 10.03 and by Sections 10.04 and 10.05 hereof.

         (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes or the Trustee except in connection with foreclosure sales.

         (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents or the release of, in whole or in part, the liens created by the Collateral Documents, or the termination of the Collateral Documents, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Collateral Documents and this Indenture. The Trustee and each of the Holders acknowledge that a release of any Note Collateral or a lien strictly in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the lien on the Note Collateral in contravention of the terms of this Indenture. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents and this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, accountant or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04.    Certificates of the Issuers.

         The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA ss.314(d) and the Collateral Documents and (ii) an Opinion of Counsel, which may be rendered by internal counsel of the Issuers, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 10.05.    Certificates of the Trustee.

         In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and
10.04 hereof, once the Trustee has received all documentation required by TIA ss. 314(d) in connection with such release and the Opinion of Counsel delivered pursuant to Section 10.04(ii), the Trustee shall deliver a certificate to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; provided, however, that so long as the Trustee is the Collateral Agent, the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Section 7.01 and 7.02 hereof and the provisions of the Collateral Documents, the Trustee may in the case of an ongoing Event of Default, in its sole discretion and without the consent of the Holders of Notes subject to Section 6.05, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized and required to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

Section 10.08.    Termination of Security Interest.

         Upon the payment in full of all Obligations (other than contingent reimbursement, indemnification and contribution Obligations) of the Issuers under this Indenture and the Notes, the Trustee shall, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents to the extent such Liens secure the Obligations of the Issuers under this Indenture.

                                 ARTICLE 11.
                          SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)  either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers is a party or by which either of the Issuers is bound;

(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers shall each deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 shall survive.

Section 11.02.    Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                 ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02.    Notices.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers:

         Comdisco Holding Company, Inc.
         Comdisco, Inc.
         6111 North River Road
         Rosemont, Illinois 60018
         Attention:  General Counsel
         Facsimile:  (847) 518-5440

         With a copy to:

         Skadden, Arps, Slate, Meagher & Flom (Illinois)
         333 West Wacker, Suite 2100
         Chicago, Illinois 60606
         Facsimile: (312) 407-0411
         Attention: John Wm. Butler, Jr., Esq.
         Attention: Charles W. Mulaney, Jr., Esq.

         If to the Trustee:

         Wells Fargo Bank Minnesota, National Association
         Corporate Trust
         Sixth and Marquette
         MAC N9303-120
         Minneapolis, Minnesota 55479
         Facsimile: (612) 667-9825
         Attention: Comdisco Administrator

         with a copy (which shall not constitute notice to the Trustee) to:

         Jones, Day, Reavis & Pogue
         222 East 41st Street
         New York, NY 10017-6702
         Facsimile: (212) 755-7306
         Attention:  Donald F. Devine

         The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (provided, however, the Trustee shall not be deemed to have received such mail until it is received at its address set forth above); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it (except as set forth above).

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (c) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (d) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (e) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (f) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees, Stockholders and Agents.

         No past, present or future director, officer, employee, incorporator, stockholder or agent of the Issuers shall have any liability for any obligations of the Issuers under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors.

         All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following pages]

                                  SIGNATURES


Dated as of August 12, 2002
                                         COMDISCO HOLDING COMPANY, INC.


                                         By: /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name: Robert E.T. Lackey
                                             Title: Executive Vice President,
                                                    Secretary and Chief
                                                    Legal Officer

Attest:


/s/ Carlotta A. Martini
-----------------------
Name: Carlotta A. Martini
Title: Notary Republic


                                         COMDISCO, INC.


                                         By: /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name: Robert E.T. Lackey
                                             Title: Executive Vice President,
                                                    Secretary and Chief
                                                    Legal Officer

Attest:


/s/ Carlotta A. Martini
-----------------------
Name: Carlotta A. Martini
Title: Notary Republic


                                         WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION


                                         By:   Jane Y. Schweiger
                                             ---------------------------------
                                               Name: Jane Y. Schweiger
                                               Title: Assistant Vice President

Attest:


Curtis D. Schwegman
-------------------
Authorized Signatory: Curtis D. Schwegman
Date: August 12, 2002

                                  SCHEDULE A
                         SCHEDULED CASH RESERVE AMOUNT

 Date                                           Aggregate Cash Reserve Amount
 ----                                           -----------------------------
 September 30, 2002                                   $57,000,000.00
 December 31, 2002                                    $55,000,000.00
 March 31, 2003                                       $53,000,000.00
 June 30, 2003                                        $51,000,000.00
 September 30, 2003                                   $49,000,000.00
 December 31, 2003                                    $47,000,000.00
 March 31, 2004                                       $45,000,000.00
 June 30, 2004 and thereafter                         $43,000,000.00

                                                                      EXHIBIT A


                                [Face of Note]
--------------------------------------------------------------------------------


                                                              CUSIP ____________

                    11% Subordinated Secured Notes due 2005

No. ___                                                            $____________

               COMDISCO HOLDING COMPANY, INC. and COMDISCO, INC.

promise to pay to _____________________________________________________________

or registered assigns, the principal sum of $650,000,000.00 on ______ ___, 2005.

Interest Payment Dates:  September 30, December 31, March 31 and June 30

Record Dates:  September 15, December 15, March 15 and June 15

Dated:  ___________, ____

COMDISCO HOLDING COMPANY, INC.                      COMDISCO, INC.

By:_______________________                          By:________________________
Name:                                               Name:
Title:                                              Title:


By:_______________________                          By:________________________
Name:                                               Name:
Title:                                              Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION
as Trustee


By:  ___________________________
         Authorized Signatory

--------------------------------------------------------------------------------

                                [Back of Note]
                    11% Subordinated Secured Notes due 2005

         [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO THE PROVISIONS OF THE INDENTURE.]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Comdisco Holding Company, Inc., a Delaware corporation (the "Company"), and Comdisco, Inc., a Delaware corporation ("NLC" and, together with the Company, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate of 11.0% per annum from August 12, 2002 until maturity. The Issuers will pay interest quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided, however, that prior to the payment in full of all Senior Indebtedness, amounts in respect of regularly scheduled interest on the Notes shall be paid in kind by the issuance of Additional Notes equal in amount to the interest payment due (rounded to the nearest whole dollar) on such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ______ ___, 2002. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) as set forth in Section 1 of this Note to the Persons who are registered Holders of Notes at the close of business on September 15, December 15, March 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest (other than interest paid in kind as provided above) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of August 12, 2002 ("Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $500,000,000 in aggregate principal amount plus Additional Notes issued in payment of interest on the Notes and any Additional Notes previously issued in payment of interest on the Additional Notes. The Notes are secured by a grant of a security interest in the Note Collateral pursuant to the Collateral Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION.

         The Issuers may, at their option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 10 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that any such optional redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         6. MANDATORY REDEMPTION.

         Pursuant to Section 3.08 of the Indenture, and except as provided thereon with respect to redemptions of less than $1.0 million principal amount of Notes, the Issuers shall be required to make mandatory redemptions of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date, in an amount equal to 100% of the Excess Cash. Mandatory redemptions, if any, shall be made for each fiscal quarter within 45 days after the end of such fiscal quarter; provided, however, that any such mandatory redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change in Control, subject to the provisions of
Article 9 of the Indenture, the Issuers shall be required to make an offer (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Repurchase Price"). Within 15 days after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Issuers to repurchase the Senior Notes pursuant to the Senior Note Indenture upon any Change in Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture. Prior to complying with this
Section 7, but in any event within 90 days following a Change in Control, the Issuers shall either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this Section 7. Holders of Notes that are subject to a Change in Control Offer will receive a Change in Control Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (b) Notwithstanding anything to the contrary in the Indenture or this
Section 7, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Senior Notes and all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Indenture and under the Change in Control Offer.

         8. NOTICE OF REDEMPTION. Notice of optional redemption will be mailed at least 10 days but not more than 60 days before the redemption date and notice of a mandatory redemption will be mailed at least 10 days but no more than 30 days before the redemption date, in each case, to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in whole or in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The Notes are denominated in amounts of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions; provided, further, that the Additional Notes may be denominated in amounts (rounded to the nearest whole dollar) less than $1,000 (but in no event less than $1.00) or greater than $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture. Any amendment to, or waiver of, Article 9 of the Indenture that adversely affects the rights of the holders of the Notes shall require the consent of the holders of 100% in aggregate principal amount of Notes then outstanding.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by Article 9 of the Indenture; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 9 of the Indenture, (iii) failure by the Issuers or any of their Subsidiaries to comply with Section 4.13, 5.01 or 5.02 of the Indenture; (iv) failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness (other than any Indebtedness for which recourse is limited to the property purchased) of the Issuers which default results in the acceleration of such Indebtedness prior to its express maturity, if the principal amount of any accelerated Indebtedness aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Collateral Documents, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except
(i) a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Notes; or (ii) an Event of Default with respect to any covenant or provision of the Indenture which cannot be waived without the consent of the Holders of each Note affected thereby. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Issuers shall have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents. Requests may be made to:

                  Comdisco Holding Company, Inc.
                  Comdisco, Inc.
                  6111 North River Road
                  Rosemont, Illinois 60018
                  Attention:  General Counsel

         18. ADDITIONAL RIGHTS OF HOLDERS OF GLOBAL NOTES AND DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders of Global Notes and Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Effective Date, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. SUBORDINATION. The Notes are subordinated to the Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, the Senior Indebtedness must be paid before the Notes may be paid. The Issuers agree, and each Holder by accepting a Note (including any Additional Note) agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:__________________________________
                                              (Insert assignee's legal name)

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________

                                    Your Signature: ___________________________
                                             (Sign exactly as your name appears
                                                on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all of your Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $_______________

         If you want to elect to have only part of the Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $_______________

Date:  _______________

                                    Your Signature: ___________________________
                                             (Sign exactly as your name appears
                                                on the face of this Note)
                                    Tax Identification No.:_____________________

Signature Guarantee*:  __________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                           Amount of decrease    Amount of increase in    of this Global Note       Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                                   of                      of                  decrease          of Trustee or Note
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------










This schedule should be included only if the Note is issued in global form.

                                                                      EXHIBIT B

                         LIST OF COLLATERAL DOCUMENTS

         Pledge Agreement encumbering all Note Collateral including:

         UCC-1 Financing Statements